UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA

IN RE OCLARO, INC. DERIVATIVE LITIGATION This Document Relates To: All Actions.	) ) ) ) ) ) ) )	Lead Case No. 11-cv-03176-EMC NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION

NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF OCLARO, INC. (“OCLARO”)
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY AS YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION.

YOU ARE HEREBY NOTIFIED that the above-captioned consolidated stockholder derivative litigation (the “Federal Action”), as well as the stockholder derivative litigation pending in the Santa Clara County Superior Court entitled Moskal v. Couder et al., Case No. 1-11-CV-202880 (the “State Action”) (collectively, the “Actions”), are being settled on the terms set forth in the Stipulation of Settlement dated as of February 7, 2014 (the “Stipulation” or “Settlement”). This Notice is provided by Order of the United States District Court for the Northern District of California (the “Court”). It is not an expression of any opinion by the Court with respect to the truth of the allegations in the litigation or the merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed Settlement, and your rights related thereto. The Court has made no findings or determinations concerning the merits of the Actions. Capitalized terms not otherwise defined shall have the definitions set forth in the Stipulation.
I.    WHY THE COURT HAS ISSUED THIS NOTICE
Your rights may be affected by the Settlement of the Actions. The parties to the Actions have agreed upon terms to settle the Actions and have signed the Stipulation setting forth those settlement terms.
II.    SUMMARY OF THE ACTIONS
On June 27, 2011, Federal Plaintiff filed a shareholder derivative complaint in the Federal Court on behalf of Oclaro and against the Individual Defendants for alleged violations of state law, including breach of fiduciary duty, unjust enrichment, and waste of corporate assets. Two similar shareholder derivative complaints were filed in the Federal Court on June 28, 2011 and July 7, 2011, respectively. On July 20, 2011, the Federal Court consolidated the three related actions.

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On June 10, 2011, State Plaintiff filed the State Complaint purporting to assert similar derivative claims against the Individual Defendants on behalf of nominal defendant Oclaro. Both the Actions generally allege that the Individual Defendants failed to disclose that: (i) demand for Oclaro’s products was flat or declining; (ii) Oclaro did not have a reasonable basis for its forecast of accelerated gross margin growth or that orders for Oclaro products would cover forecasted financial results; and (iii) Oclaro’s capacity to meet forecasted revenues, earnings, and margin growth was severely compromised, which caused Oclaro's stock to trade at artificially inflated prices. On November 29, 2011, the Federal Court entered an order staying the Federal Action until certain motions were resolved in a related Securities Class Action.
On August 27, 2013, the Settling Parties participated in an all-day, in-person mediation session with the Honorable Layn R. Phillips (Ret.) (“Judge Phillips”). The parties made substantial progress at the mediation, but were unable to achieve a resolution of the Actions at that time. On or about September 2, 2013, Judge Phillips submitted a confidential “mediator’s proposal” designed to help the Settling Parties reach an agreement to resolve the Actions. As a result of that process, and subject to the approval of the Federal Court, the Settling Parties have reached an agreement to settle the Actions upon the terms and subject to the conditions set forth in this Stipulation
III.    TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT
The principal terms, conditions and other matters that are part of the Settlement are subject to approval by the Court and a number of other conditions. This Notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and may be viewed at www.oclaro.com. As set forth therein, the terms of the Settlement include: (1) the adoption, implementation and/or maintenance of certain corporate governance measures; and (2) the payment of attorneys’ fees to Plaintiffs’ Counsel in an aggregate amount not to exceed $250,000.

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IV.    DISMISSAL OF ACTIONS AND RELEASE OF CLAIMS
The Stipulation also provides for the entry of judgment dismissing the Actions on the merits with prejudice, and certain releases as detailed in the Stipulation.
V.    PLAINTIFFS’ COUNSEL’S ATTORNEYS’ FEES AND EXPENSES
The maximum amount of aggregate fees and expenses that will be sought by Plaintiffs’ Counsel to resolve the Actions is $250,000. To date, Plaintiffs’ Counsel have not received any payments for their efforts on behalf of Oclaro stockholders. Any fee awarded by the Court is designed to compensate Plaintiffs’ Counsel for the results achieved in the Actions and the risks of undertaking the prosecution of the Actions on a contingent basis.
VI.    REASONS FOR THE SETTLEMENT
The Settling Parties have determined that it is desirable and beneficial that the Actions, and all of their disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation.
A.    Why Did Plaintiffs Agree To Settle?
Plaintiffs’ Counsel conducted an extensive investigation relating to the claims and the underlying events and transactions alleged in the Actions. Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Actions against the Individual Defendants through trial and through possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel are also mindful of the inherent problems of establishing demand futility, and the possible defenses to the claims alleged in the Actions.
B.    Why Did The Individual Defendants Agree To Settle?
Defendants have denied and continue to deny each and all of the claims and allegations of wrongdoing made by Plaintiffs in the Actions and maintain furthermore that they have meritorious defenses. Defendants have expressly denied and continue to deny all charges of

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wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Actions, and Defendants contend that many of the allegations in the Complaint are materially inaccurate. The Individual Defendants also have denied and continue to deny, among other allegations, the allegations that Plaintiffs, Oclaro or its stockholders have suffered damage or that Plaintiffs, Oclaro or its stockholders were harmed in any way by the conduct alleged in the Actions or otherwise. The Individual Defendants have further asserted that at all times they acted in good faith and in a manner they reasonably believed to be, and that was in the best interests of, Oclaro and its stockholders. Nonetheless, Defendants have concluded that further conduct of the Actions would be protracted and expensive, and that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Actions.
VII.    SETTLEMENT HEARING
Pursuant to an Order of the United States District Court for the Northern District of California, a Settlement Hearing will be held on July 31, 2014, at 1:30 p.m., before the Honorable Edward M. Chen, United States District Court Judge for the Northern District of California, located at 450 Golden Gate Avenue, San Francisco, CA 94102, for the purpose of determining: (1) whether the proposed Settlement, including the requested attorneys’ fees and expenses, should be approved by the Court as fair, reasonable, and adequate; and (2) whether the Actions should be dismissed on the merits with prejudice. If the Settlement is approved, you will be subject to and bound by the provisions of the Stipulation, the releases contained therein, and by all orders, determinations, and judgments, including the Final Order and Judgment, in the Actions concerning the Settlement, whether favorable or unfavorable to you or Oclaro.
Pending final determination of whether the Settlement should be approved, no Oclaro stockholder, either directly, representatively, derivatively, or in any other capacity, shall

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commence or prosecute against any of the Released Persons, any action or proceeding in any court, administrative agency, or other tribunal asserting agency any of the Released Claims.
VIII.    RIGHT TO ATTEND THE SETTLEMENT HEARING
You may enter an appearance in the Litigation, at your own expense, individually or through counsel of your choice. If you do not enter an appearance, you will be represented by Plaintiffs’ Counsel. If you want to object at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing date or time without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. If you have no objection to the Settlement, you do not need to appear at the Settlement Hearing or take any other action.
IX.    THE PROCEDURES FOR OBJECTING TO THE SETTLEMENT
Any current Oclaro stockholder may appear and show cause, if he, she or it has any reason why the proposed Settlement of the Actions should or should not be approved as fair, reasonable, and adequate, why a judgment should or should not be entered thereon, why attorneys’ fees and expenses should or should not be awarded to Plaintiffs’ Counsel; provided, however, that no current Oclaro stockholder or any other Person shall be heard or entitled to contest such matters, unless that Person has filed said objections, papers, and briefs with the Clerk of the United States District Court for the Northern District of California, on or before July 7, 2014. Any current Oclaro stockholder who does not make his, her or its objection in the manner provided shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness or adequacy of the proposed Settlement as set forth in the Stipulation and to the award of attorneys’ fees and expenses to Plaintiffs’ Counsel, unless otherwise ordered by the Court, but shall be bound by the Final Order and Judgment to be entered and the releases to be given.
All opening briefs and supporting documents in support of the Settlement, and any application by Plaintiffs’ Counsel for attorneys’ fees and expenses shall be filed and served by

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June 23, 2014, fourteen (14) calendar days prior to the deadline for objections set forth herein. Any reply briefs and supporting documents shall be filed and served by July 17, 2014, fourteen (14) calendar days prior to the Settlement Hearing.
Any objection to any aspect of the Settlement must be filed with the Clerk of the Court no later than July 7, 2014, at the following address:
Clerk of the Court
United States District Court
Northern District of California
450 Golden Gate Avenue
San Francisco, CA 94102
X.    HOW TO OBTAIN ADDITIONAL INFORMATION
This Notice summarizes the Stipulation. It is not a complete statement of the events of the Actions or the terms of the Settlement contained in the Stipulation.
You may inspect the Stipulation and other papers in the Federal Action at the United States District Court Clerk’s office at any time during regular business hours of each business day. The Clerk’s office will not mail copies to you. In addition, this Notice and the Stipulation can be viewed on the Company’s website at www.oclaro.com. Inquiries regarding the proposed Settlement also may be made to counsel for the Federal Plaintiffs: Frank J. Johnson, Johnson & Weaver, LLP, 110 West “A” Street, Suite 750, San Diego, California 92101; Telephone: (619) 230-0063.
PLEASE DO NOT CONTACT THE COURT OR THE CLERK’S OFFICE REGARDING THIS NOTICE.

DATED: May 5, 2014	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF CALIFORNIA

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